EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2006, which appears on page F-3 of the 2005 Annual Report of CanArgo Energy Corporation.
/s/ L J SOLDINGER ASSOCIATES LLC
Deer Park, Illinois, USA
July 10, 2006